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                                                                    EXHIBIT 3.16


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 IMC SALT, INC.


          IMC SALT, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES AS FOLLOWS:

          1. The name of the corporation is IMC Salt, Inc. (the "Corporation").
                                                                 -----------

          2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

          "FIRST: The name of the Corporation is North American Salt Company
           -----
(hereinafter sometimes called the "Corporation")."

          3. The amendment to the Corporation's certificate of incorporation set forth in this certificate of amendment has been duly adopted by this Corporation's board of directors and stockholders in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the President, Robert F. Clark, this 28/th/ day of November, 2001.



                                                ________________________________
                                                Name:  Robert F. Clark
                                                Title: President